EXHIBIT 77Q1(a)
FLAHERTY & CRUMRINE PREFERRED SECURITIES INCOME FUND
INCORPORATED
(the "Fund")

   At the January 22, 2013 Meeting of the Board of
Directors of the Fund, the Board approved changing the Fund's name from "Flaherty & Crumrine/Claymore Preferred
Securities Income Fund Incorporated" to "Flaherty &
Crumrine Preferred Securities Income Fund Incorporated".
The Articles of Amendment and Amended and Restated Bylaws effectuating such change are set forth below:

ARTICLES OF AMENDMENT
OF
FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME
FUND INCORPORATED


   FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES
INCOME FUND INCORPORATED, a Maryland corporation
(hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST:   The Articles of Amendment and Restatement
(the "Articles of Incorporation") of the Corporation are hereby further amended to replace Article II with the following:

ARTICLE II

NAME

The name of the Corporation (the "Corporation") hereafter shall be "Flaherty & Crumrine Preferred
Securities Income Fund Incorporated."

   SECOND:   The above amendment to the Articles of
Incorporation was duly approved by a majority of the Corporation's Board of Directors at a meeting held on January 22, 2013.

   THIRD:   The above amendment to the Articles of
Incorporation is limited to a change expressly permitted by Section 2-605(a)(1) of the General Corporation Law of
Maryland to be made without action by stockholders of the Corporation.

      The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's Articles of Incorporation are true in all material respects, and that this statement is made under the penalties of perjury.

   IN WITNESS WHEREOF, FLAHERTY & CRUMRINE/CLAYMORE
PREFERRED SECURITIES INCOME FUND INCORPORATED has caused this instrument to be executed in its name and on its behalf by its President, Robert M. Ettinger, and attested by its Vice President and Assistant Secretary, Chad C.
Conwell on February 13, 2013. These Articles of Amendment shall be effective as of 12:01 a.m. on February 14, 2013.

FLAHERTY & CRUMRINE/CLAYMORE
PREFERRED SECURITIES INCOME FUND
INCORPORATED

   By:      /s/ Robert M. Ettinger
      Robert M. Ettinger, President
ATTEST:

By:   /s/ Chad C. Conwell
   Chad C. Conwell, Vice President and Secretary


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AMENDMENT TO AMENDED AND RESTATED BYLAWS
OF
FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME FUND
INCORPORATED

   Pursuant to Article 8.1 of the Amended and Restated
By-Laws (the "By-Laws") of Flaherty & Crumrine/Claymore
Preferred Securities Income Fund Incorporated:
Article 1.1 was amended in its entirety to read as
follows:
"Article 1.1.   Name.  The name of the Company
is Flaherty and Crumrine Preferred Securities
Income Fund Incorporated."

January 22, 2013